Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of OraSure Technologies, Inc., a Delaware corporation (the “Company”);

WHEREAS, YA II PN, Ltd., YA Global Investments II (U.S.), LP, Yorkville Advisors Global, LP, Yorkville Advisors Global II, LLC, YAII GP, LP, YAII GP II, LLC and Mark Angelo (collectively, “Yorkville”), on the one hand, and Islet Management, LP and Joseph Samuels, on the other hand (collectively, “Islet” and together with Yorkville, the “Group”), wish to form the Group for the purpose of working together to enhance shareholder value at the Company and to take such other actions as the Group may determine are necessary or advisable to achieve the foregoing, including the potential nomination of certain individuals to the board of directors of the Company at the Company’s 2027 annual meeting of stockholders (collectively, the “Purposes”). Each of Yorkville and Islet (and the respective members thereof) is referred to herein as a “Party” and together as the “Parties.” For the avoidance of doubt, no member of a Party shall be deemed to be a member of the other Party for any purpose under this Agreement.

NOW, IT IS AGREED, this 11th day of September 2026 by the Parties hereto:

1.
Each Party agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, each Party shall file, separately or jointly, a Schedule 13D and any amendments thereto and any other Securities and Exchange Commission (“SEC”) filing with respect to the securities of the Company to the extent required by applicable law. Each Party shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other Party, unless such Party knows or has reason to know that such information is inaccurate.

2.
At any time when the Group’s aggregate beneficial ownership exceeds 5% of the outstanding shares of the Company’s Common Stock while this group agreement (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is in effect, each Party agrees to provide the other Party advance written notice prior to effecting any purchase, sale, acquisition or disposition of any securities of the Company which such Party has, or would have, direct or indirect beneficial ownership and which would require an amendment to, or the filing of, a Schedule 13D or other SEC filing so that the other Party has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by such Party. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act. Each Party agrees, upon the request of the other Party, to provide such Party with written representations and any other information regarding the number of shares of Common Stock of the Company beneficially owned by such other Party.

3.
At any time when the Group’s aggregate beneficial ownership exceeds 5% of the outstanding shares of the Company’s Common Stock while this Agreement is in effect, each Party shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) and Dechert LLP (“Dechert”), such notice to be given no later than 24 hours after each such transaction, of (i) any of such Party’s purchases or sales of securities of the Company or (ii) any securities of the Company over which such Party acquires or disposes of beneficial ownership.

4.
Each Party agrees to form the Group with the other Party for the Purposes as set forth above.

5.
Each Party agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be approved by both Parties.  The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.
Each Party agrees to provide written notice to the other Party, or its representatives at Olshan or Dechert, as applicable, of any communications made by or on behalf of the Company or its representatives to such Party within 24 hours of such communications occurring.

7.
Nothing herein shall be construed to authorize any Party to act as an agent for the other Party, or to create a joint venture or partnership, or to create any duties (including any fiduciary duties) among the members of the Group except for the obligations expressly set forth in this Agreement or as otherwise expressly agreed between or among them. Nothing herein shall restrict either Party’s right to purchase, sell, acquire or dispose of securities of the Company, as such Party deems appropriate, in its sole and absolute discretion, provided that all such transactions are made in compliance with all applicable securities laws and the terms of this Agreement.

8.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.
This Agreement is governed by and will be construed in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such state. Any and all disputes or controversies arising out of or relating to this Agreement or the interpretation hereof and/or the relationship among the Parties resulting from this Agreement, will be adjudicated and settled by arbitration, to be held in New York, New York in accordance with the Commercial Arbitration Rules, then in effect, of the American Arbitration Association (the “AAA”), which shall be the exclusive jurisdiction and venue for any such disputes. A single arbitrator knowledgeable in respect of the alternative investment area and having previously arbitrated disputes relating to private investment funds shall be appointed to resolve any such dispute or controversy. Each Party waives any and all rights, under law or in equity, to object or contest the jurisdiction and venue of said tribunal. Furthermore, each Party hereto agrees that the determination of whether a particular dispute or controversy is subject to arbitration hereunder shall itself be resolved by arbitration hereunder. The arbitrator shall state in writing the reasons for his or her award and the legal and factual conclusions underlying the award. The award of the arbitrator shall be final and binding, and judgment upon the award may be confirmed and entered in any court, state or federal, having jurisdiction in the premises. The Parties further agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to any disputes or controversies contemplated by this Section 9. Any arbitration proceeding shall be conducted in a confidential manner and shall be identified to the AAA as a confidential proceeding. Notwithstanding the foregoing, nothing contained herein shall be deemed to constitute a waiver of any rights that any Person may have under law to the extent that such rights may not be waived, modified or limited under law (including U.S. federal securities laws).

10.
The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 9, Section 12, Section 13 and this Section 10, each of which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 as determined by the Parties or as otherwise agreed to in writing by the Parties. Notwithstanding the foregoing, either Party may terminate its rights and obligations (subject to the surviving rights and obligations referred to in the parenthetical of the immediately preceding sentence) under this Agreement on 24 hours’ written notice (email being sufficient) to the other Party, with a copy by email to Dorothy Sluszka at Olshan at *** and Stephen M. Leitzell at ***.

11.
Unless otherwise agreed, each Party shall be responsible for its own out-of-pocket costs and expenses incurred in connection with the Group's activities set forth in Section 4; provided, however, that if any amendment to the Schedule 13D is required due to a change of 1% or more in beneficial ownership, the cost of such amendment shall be allocated among the Parties on a pro rata basis calculated by dividing each Party's individual change in beneficial ownership by the total change in the Group's position since the prior Schedule 13D filing.

12.
Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document, and also waives the right to a trial by jury in respect of this Agreement and the transactions contemplated hereby.

13.
The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each Party.

14.
Each Party acknowledges that Olshan shall act as counsel for the Group and Yorkville relating to their investment in the Company, and that Dechert LLP shall act as counsel for Islet relating to its participation in the Group and the activities contemplated hereby.

15.
Each Party hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act that may in the future be required to be filed under applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Yorkville Advisors Global, LP

By: Yorkville Advisors Global II, LLC Its: General Partner

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager

Yorkville Advisors Global II, LLC

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager
YA II PN, LTD. By: Yorkville Advisors Global, LP Its: Investment Manager By: Yorkville Advisors Global II, LLC Its: General Partner

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager
YA GLOBAL INVESTMENTS II (U.S.), LP By: YAII GP, LP Its: General Partner By: YAII GP II, LLC Its: General Partner

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager

YAII GP, LP By: YAII GP II, LLC Its: General Partner

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager
YAII GP II, LLC

By:	/s/ Matthew Beckman
	Name:	Matthew Beckman
	Title:	Manager
/s/ Mark Angelo
Mark Angelo

ISLET MANAGEMENT, LP

BY: ISLET MANAGEMENT GP, LLC, ITS GENERAL PARTNER

By:	/s/ Joseph Samuels
	Name:	Joseph Samuels
	Title:	Managing Manager

/s/ Joseph Samuels
Joseph Samuels